KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                          50 WEST BROADWAY (300 SOUTH)
                        SALT LAKE CITY, UTAH  84101-2034

                                                      TELEPHONE:  (801) 531-7090
ATTORNEYS AT LAW                                      TELECOPY:   (801) 359-3954
                                                                  (801) 531-9892


                                  May 6, 1996


Board of Directors
Surgical Technologies, Inc.
2801 South Decker Lake Lane
Salt Lake City, Utah 84119

     Re:  Surgical Technologies, Inc.
          Registration Statement on Form S-4

Gentlemen:

     We have been engaged by Surgical Technologies, Inc. ("Surgical"), to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on form S-4 being filed by Surgical with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

          1.   Articles of incorporation of Surgical;

          2.   Bylaws of Surgical;

          3.   The Registration Statement; and

          4.   Unanimous consents of Surgical's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock, Warrants, and Common Stock to be issued on the exercise of the Warrants, to be sold pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Revised Business Corporation Act of the state of Utah, as amended.

     This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented Surgical in connection with the Registration Statement.

                                   Sincerely yours,



                                   KRUSE, LANDA & MAYCOCK, L.L.C.